EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. §1350

In connection with the report on Form 10-Q/A of  Janel World Trade, Ltd. for the quarter ended March 31, 2009, as filed with the SEC on the date hereof (the “Report”), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: February __, 2011	/s/ James N. Jannello
James N. Jannello
Executive Vice President and Chief Executive Officer (Principal Executive
Officer)

/s/ William J. Lally
William J. Lally
President and Chief Operating Officer
(Principal Executive Officer)

/s/Philip J. Dubato
Philip J. Dubato
Executive Vice President of Finance and Chief Financial Officer (Principal Financial Officer)